Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Columbia Laboratories, Inc.

Livingston, NJ

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Columbia Laboratories, Inc. of our reports dated March 13, 2013, relating to the consolidated financial statements, the effectiveness of Columbia Laboratories, Inc. internal control over financial reporting, and schedule of Columbia Laboratories, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ BDO USA, LLP

BDO USA, LLP

Boston, MA

May 16, 2013